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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                               (W. Barger Tygart)

         This EMPLOYMENT AGREEMENT ("Agreement"), effective as of October 18, 2000, is by and between Monarch Dental Corporation, a Delaware corporation whose principal executive offices are in Dallas, Texas ("Company"), and W. Barger Tygart ("Executive").

                                    RECITALS:

         Company desires to engage Executive in the role of interim chief executive officer of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         1.1 Office and Duties. The Executive shall serve the Company as Interim Chief Executive Officer and Chairman of the Board of Directors, with authority, duties and responsibilities not less than the Executive has on the date of this Agreement, with his actions at all times subject to the direction of the Board of Directors of the Company.

         1.2 Term. Subject to the provisions hereof, the term of this Agreement shall be until the Company replaces the Executive (in his role as Interim Chief Executive Officer) with a new Chief Executive Officer ("Term"). Notwithstanding the foregoing, either party hereto may terminate Executive's employment with the Company at any time and for any reason upon written notice to the other party.

         1.3      Compensation.

                  (a) Base Salary. The Company shall pay the Executive as compensation an aggregate salary ("Base Salary") of $450,000 per year during the Term, or such greater amount as shall be approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall review the Executive's Base Salary at least annually. The Base Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company.

                  (b) Stock Options. In addition to options heretofore granted to Executive, the Company hereby grants the Executive stock options to purchase 50,000 shares of the Company's common stock at a per share price of $.84375 in accordance with the terms and conditions of that certain Stock Option Agreement dated as of October 18, 2000.


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                                    ARTICLE 2
                                 CONFIDENTIALITY

         2.1 Confidentiality. Executive shall not, directly or indirectly, at any time following termination of his employment with the Company, reveal, divulge or make known to any person or entity, or use for Executive's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of the Company or any of its subsidiaries), any information acquired during the course of employment hereunder with regard to the financial. business or other affairs of the Company or any of its subsidiaries (including without limitation any list or record of persons or entities with which the Company or any of its subsidiaries has any dealings), other than (1) material already in the public domain, (2) information of a type not considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, or (3) material that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental entity; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with the prosecution of any legal action or proceeding initiated by Executive against the Company or any of its subsidiaries or the defense of any legal action or proceeding initiated against Executive in his capacity as an employee or director of the Company of any of its subsidiaries. Executive shall, at any time requested by the Company (either during or after his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries that he may then possess or have under his control.

                                    ARTICLE 3
                                 INDEMNIFICATION

         3.1 Indemnification Arrangement. The Company and the Executive acknowledge that they have entered into that certain Indemnification Agreement dated as of August 12, 1999, and they hereby reaffirm and readopt all the terms and conditions of that Indemnification Agreement as if it was completely restated herein.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Executive, the Executive's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filling of a legal action within such two-year period; provided, however,



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that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

         4.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         4.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         4.4 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

                  If to the Executive:

                           W. Barger Tygart
                           17612 Harbord Oaks Circle
                           Dallas, Texas 75252

                  If to the Company:

                           Monarch Dental Corporation
                           4201 Spring Valley, Suite 320
                           Dallas, Texas 75244
                           Attn: President

                  With a copy to:

                           John R. LeClaire, P.C.
                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice. which shall be effective only upon receipt.




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         4.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         4.6 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         4.7 Headings; Index. The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws; provided, however, that questions regarding the Company's ability to indemnify and advance expenses pursuant to Article, 3 (Indemnification) shall be governed by the Delaware General Corporation Law.

         4.9 Survival. The covenants and agreements of the parties set forth in
Article 4 (Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

         4.10 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         4.11 Consulting Agreement. This Agreement shall supersede and replace in all respects that Consulting Agreement between Monarch Dental Corporation and
W. Barger Tygart.

         4.12 Notice, participation, and Accessability. Executive shall be given notice of each potential Transaction that the Company may have under consideration and shall be kept apprised


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of all aspects of such proposed Transaction as it proceeds. Executive shall be provided a copy of each Transaction document relating to such proposed Transaction and shall participate in negotiations and decisions relating thereto, as requested.

                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.


                                    MONARCH DENTAL CORPORATION


                                    By.
                                       -----------------------------------
                                       Glenn Hemmerle, By Direction of the
                                       Special Committee of the Board of
                                       Directors




                                    --------------------------------------
                                    W. Barger Tygart